Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Robert Sulentic	Nick Kormeluk	Steve Iaco
Chief Financial Officer	Investor Relations	Corporate Communications
214.863.3195	949.809.4308	212.984.6535

CB RICHARD ELLIS GROUP, INC. REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

Los Angeles, CA — April 29, 2009 — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported revenue of $890.4 million and a net loss on a U.S. GAAP basis of $36.7 million, or $0.14 loss per diluted share, for the first quarter of 2009.  Excluding one-time charges(1), the Company’s net loss(2) for the quarter was $7.5 million, or $0.03 loss per diluted share.  Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)(3) totaled $38.4 million for the quarter, which was negatively impacted by the inclusion of $15.7 million(4) of one-time charges.

These results compare with first quarter 2008 revenue of $1.2 billion; net income on a U.S. GAAP basis of $20.5 million, or $0.10 per diluted share; net income excluding one-time charges of $31.7 million, or $0.15 per diluted share; and EBITDA of $88.5 million.  First quarter 2008 EBITDA included $16.1 million(5) of one-time charges.  In the first quarter of 2008, the Company was still experiencing relatively strong results with particularly good growth in outsourcing and leasing revenues.

First quarter 2009 results were in line with the Company’s expectations in light of the broad weakness in sales and leasing markets worldwide.  The Company’s aggressive actions to reduce structural operating expenses and diversify its revenue sources helped to mitigate the impact of these adverse marketplace trends.

“Despite the formidable challenges posed by today’s economic environment, we were able to produce positive EBITDA for the quarter due to our efforts to diversify our revenue base, focus on our clients, and aggressively reduce fixed costs,” said Brett White, president and chief executive officer of CB Richard Ellis. “The all-in 29% reduction in operating expenses exceeded the 28% decline in revenue, which is indicative of our ability to act decisively to streamline our operations, serve clients more efficiently and support our margins. Our global reach, broad service offering, strong brand and depth of professional talent position us well to capitalize on the opportunities available today — particularly corporate and institutional outsourcing services and property restructuring and repositioning services.  Further, our very effective cost cutting efforts position us to experience strong operating leverage when the market recovers, which it inevitably will.”

While the Company’s outsourcing business continues to add new clients and expand existing relationships, its revenue declined slightly for the quarter as a result of client actions to restrain project spending and reduce outsourced staffing levels (which lowers reimbursement revenue) as well as a loss of clients due to consolidations and bankruptcies. Ten new corporate customers signed outsourcing contracts in the quarter, including France Telecom, StatoilHydro, Pepsico, and Locartis, while service offerings were expanded for five existing corporate customers, including Nokia, AON and NCR.

The Company also continued to improve market share in investment sales. In a highly capital-constrained market it was responsible for 17.1% of all U.S. investment sales transactions during the first quarter — up from 14.2% for the same period in 2008.

Expense Reduction Target Raised

During the first quarter, management increased its cost containment targets by an additional $100 million of annual savings, as the Company continued to move assertively to align its expense base with lower revenue opportunities in the current market.  Much of the incremental cost savings target has already been identified. The Company has now eliminated or targeted for elimination between $475 million and $500 million of structural operating expenses, versus 2007, including the $385 million of previously announced cost savings plans, which have been implemented.  These operating cost reductions are in addition to reduced variable commission and compensation expense that results from lower transaction revenue.

In conjunction with the implementation of cost savings actions, the Company incurred one-time expenses consisting of severance and office closure costs totaling $7.9 million in the first quarter of 2009.

Credit Amendment Enhances Flexibility

During the quarter, the Company successfully renegotiated its credit agreement, providing greater financial flexibility.  The credit agreement amendment, announced on March 24, 2009, allows for a higher maximum leverage ratio, lower minimum interest coverage ratio, modifications to the EBITDA calculation for financial covenant purposes, and other provisions that give the Company greater capacity to proactively manage its balance sheet. The Company remains in compliance with all financial covenants under its credit agreement, and has substantial cushion should market activity weaken further.  In connection with this amendment, the Company prepaid $105.5 million of its term loan balance that would have been due at the end of the first and second quarters of 2009, and wrote off $29.3 million of financing costs in the first quarter of 2009.

Americas Segment Results

Revenue for the Americas region, including the U.S., Canada and Latin America, was $577.0 million for the first quarter of 2009, compared with $783.5 million for the first quarter of 2008.  Operating income for the Americas region was $22.9 million for the first quarter of 2009 compared with $62.4 million for the same period of 2008.  EBITDA totaled $38.6 million for the first quarter of 2009, compared with $66.3 million in last year’s first quarter. While market conditions remained weak, operating expenses for this segment declined by 30%.

EMEA Segment Results

Revenue for the EMEA region, which mainly consists of operations in Europe, was $162.2 million for the first quarter of 2009, compared with $242.8 million for the first quarter of 2008.  The EMEA region reported an operating loss of $6.1 million for the first quarter of 2009 compared with operating income of $8.0 million for the same period in 2008.  EMEA reported negative EBITDA of $3.1 million for the first quarter of 2009, compared with positive EBITDA of $11.7 million for last year’s first quarter.  Partially mitigating the revenue decrease was a 38% reduction in operating expenses, reflecting aggressive actions to streamline operations and cut costs.

Asia Pacific Segment Results

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue totaled $93.1 million for the first quarter of 2009, compared to $137.4 million for the first quarter of 2008.  Operating income for the Asia Pacific region was $0.7 million for the first quarter of 2009 compared with $12.3 million for the same period of 2008.  EBITDA totaled $1.9 million for the first quarter of 2009, compared to $13.7 million for last year’s first quarter.  Our Asia Pacific segment reduced operating expenses by 34% for the quarter.

Global Investment Management Segment Results

In the Global Investment Management segment, which consists of investment management operations in the U.S., Europe and Asia, revenue totaled $37.3 million for the first quarter of 2009, compared with $39.5 million in the first quarter of 2008.  The decline in the first quarter of 2009 was attributable to lower acquisition, disposition and incentive fees as compared to the first quarter of 2008.  Global Investment Management had operating income of $6.7 million for the first quarter of 2009 compared with an operating loss of $2.1 million for the first quarter of 2008.  This segment reported negative EBITDA of $0.4 million for the first quarter of 2009 versus negative EBITDA of $1.4 million in the first quarter of 2008.  Operating income for the first quarter of 2009 excludes a net, non-cash write down associated with decreases in co-investment asset valuations of $5.2 million, which is included in negative EBITDA.

Assets under management totaled $36.0 billion at the end of the first quarter, down 6% from year-end 2008 mainly due to lower property valuations and currency declines.

Development Services Segment Results

In the Development Services segment, which consists of real estate development and investment activities primarily in the U.S., revenue totaled $20.9 million for the first quarter of 2009, compared with $27.7 million recorded in the first quarter of 2008.  This revenue decrease was primarily driven by reduced construction revenue, which led to a corresponding decrease in construction expense, thereby not significantly impacting operating income or EBITDA.

This segment reported an operating loss of $18.8 million for the first quarter of 2009, compared with an operating loss of $10.3 million for the same period last year.  Driven by cost containment efforts, first quarter 2009 EBITDA for the segment was $1.4 million, compared to an EBITDA loss of $1.8 million in last year’s first quarter.  The operating loss for the first quarter of 2009 includes the gross, non-cash write down of real estate assets of $9.4 million but not the offsetting portion attributable to non-controlling interests of $8.4 million, while EBITDA includes both items.

Development projects in process as of March 31, 2009 totaled $5.4 billion, down slightly from year-end 2008. The inventory of pipeline deals as of March 31, 2009 stood at $1.5 billion, down 40% from year-end 2008.

The Company believes that the commercial real estate market will turn, and when it does, the actions that it has taken to preserve its geographic presence and services offered, together with the reduction of operating expenses, will enable it to disproportionately grow market share and earnings versus the rest of the industry. Until the overall market improves, management believes that the largest opportunities will exist for the Company’s businesses that focus on outsourcing, distressed property management, asset restructuring and disposition, and within certain areas of global investment management.

Conference Call Details

The Company’s first-quarter earnings conference call will be held on Thursday, April 30, 2009 at 10:30 a.m. Eastern Daylight Time (EDT).  A live webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com.

The direct dial-in number for the conference call is 800-700-7784 for U.S. callers and 612-288-0318 for international callers.  A replay of the call will be available starting at 2:00 p.m. EDT on April 30, 2009 and ending at midnight EDT on May 13, 2009. The dial-in number for the replay is 800-475-6701 for U.S. callers and 320-365-3844 for international callers.  The access code for the replay is 995471.  A transcript of the call will be available on the Company’s Investor Relations Web site.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2008 revenue).  The Company has more than 30,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. CB Richard Ellis has been named a BusinessWeek 50 “best in class” company and Fortune 100 fastest growing company two years in a row. Please visit our Web site at www.cbre.com.

Note:  This release contains forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth momentum in 2009, future operations and future financial performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release.  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.  Factors that could cause results to differ materially include, but are not limited to: general conditions of financial liquidity for real estate transactions; a protraction or worsening of the economic slow-down or recession we are currently experiencing in our principal operating regions; our leverage and our ability to perform under our credit facilities; commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; interest rates; our ability to reduce expenditures to help offset lower revenues; realization of values in investment funds to offset related incentive compensation expense;

our ability to leverage our platform to sustain revenue growth and capture market share; our ability to retain and incentivize producers; the integration of our acquisitions and the level of synergy savings achieved as a result.

Additional information concerning factors that may influence the Company’s financial information is discussed under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission.  Such filings are available publicly and may be obtained on the Company’s Web site at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

(1)One-time charges include the write-off of financing costs incurred in connection with the credit agreement amendment entered into on March 24, 2009, amortization expense related to customer relationships resulting from acquisitions, integration costs related to acquisitions, cost containment expenses and the write-down of impaired assets.

(2)A reconciliation of net (loss) income attributable to CB Richard Ellis Group, Inc. to net (loss) income attributable to CB Richard Ellis Group, Inc., as adjusted for one-time items, is provided in the exhibits to this release.

(3)The Company’s management believes that EBITDA is useful in evaluating its operating performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, the Company’s management uses EBITDA as a measure to evaluate the operating performance of various business lines and for other discretionary purposes, including as a significant component when measuring its operating performance under its employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income determined in accordance with GAAP.  Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

(4)Includes cost containment expenses of $7.9 million, impairment of assets of $6.1 million, net of non-controlling interests (minority interest), and integration costs related to acquisitions of $1.7 million, the majority of which related to the Trammell Crow Company acquisition.

(5)Includes an impairment of an investment of $10.6 million and integration costs related to acquisitions of $5.5 million, the majority of which related to the Trammell Crow Company acquisition.

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

 (Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue	$890,449	$1,230,925

Costs and expenses:
Cost of services	553,419	704,446
Operating, administrative and other	306,159	432,345
Depreciation and amortization	25,392	23,802
Total costs and expenses	884,970	1,160,593

Operating income	5,479	70,332
Equity loss from unconsolidated subsidiaries	(10,197)	(10,762)
Interest income	2,305	5,226
Interest expense	34,798	43,005
Write-off of financing costs	29,255	—

(Loss) income before provision for income taxes	(66,466)	21,791
(Benefit) provision for income taxes	(12,047)	6,462

Net (loss) income	(54,419)	15,329
Net (loss) attributable to non-controlling interests	(17,730)	(5,125)
Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(36,689)	$20,454

Basic (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders	$(0.14)	$0.10

Weighted average shares outstanding for basic (loss) income per share	261,999,151	203,110,675

Diluted (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders	$(0.14)	$0.10

Weighted average shares outstanding for diluted (loss) income per share	261,999,151	207,730,837

EBITDA	$38,404	$88,497

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Americas
Revenue	$577,041	$783,524
Costs and expenses:
Cost of services	383,092	484,368
Operating, administrative and other	156,799	222,455
Depreciation and amortization	14,258	14,308
Operating income	$22,892	$62,393
EBITDA	$38,641	$66,285

EMEA
Revenue	$162,161	$242,761
Costs and expenses:
Cost of services	110,017	142,037
Operating, administrative and other	55,684	89,509
Depreciation and amortization	2,540	3,235
Operating (loss) income	$(6,080)	$7,980
EBITDA	$(3,117)	$11,671

Asia Pacific
Revenue	$93,094	$137,432
Costs and expenses:
Cost of services	60,310	78,041
Operating, administrative and other	29,949	45,321
Depreciation and amortization	2,128	1,753
Operating income	$707	$12,317
EBITDA	$1,940	$13,682

Global Investment Management
Revenue	$37,296	$39,489
Costs and expenses:
Operating, administrative and other	29,382	40,794
Depreciation and amortization	1,203	799
Operating income (loss)	$6,711	$(2,104)
EBITDA	$(426)	$(1,375)

Development Services
Revenue	$20,857	$27,719
Costs and expenses:
Operating, administrative and other	34,345	34,266
Depreciation and amortization	5,263	3,707
Operating loss	$(18,751)	$(10,254)
EBITDA	$1,366	$(1,766)

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net (loss) income attributable to CB Richard Ellis Group, Inc., as adjusted for one-time items

(ii)                                  Diluted (loss) earnings per share attributable to CB Richard Ellis Group, Inc, as adjusted for one-time items

(iii)                               EBITDA

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of one-time items in all periods presented.  The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of one-time items that may obscure trends in the underlying performance of its business.

Net (loss) income attributable to CB Richard Ellis Group, Inc., as adjusted for one-time items and diluted net (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders, as adjusted for one-time items are calculated as follows (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2009	2008

Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(36,689)	$20,454
Cost containment expenses, net of tax	4,841	—
Amortization expense related to customer relationships acquired, net of tax	1,808	1,749
Integration costs related to acquisitions, net of tax	1,039	3,293
Write-down of impaired assets, net of tax	3,692	6,210
Write-off of financing costs, net of tax	17,845	—
Net (loss) income attributable to CB Richard Ellis Group, Inc., as adjusted	$(7,464)	$31,706

Diluted (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders, as adjusted	$(0.03)	$0.15

Weighted average shares outstanding for diluted (loss) income per share	261,999,151	207,730,837

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2009	2008

Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(36,689)	$20,454
Add:
Depreciation and amortization	25,392	23,802
Interest expense	34,798	43,005
Write-off of financing costs	29,255	—
(Benefit) provision for income taxes	(12,047)	6,462
Less:
Interest income	2,305	5,226

EBITDA	$38,404	$88,497

EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2009	2008
Americas
Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(17,376)	$14,955
Add:
Depreciation and amortization	14,258	14,308
Interest expense	27,700	34,805
Write-off of financing costs	29,255	—
Royalty and management service income	(827)	(7,288)
(Benefit) provision for income taxes	(13,253)	11,164
Less:
Interest income	1,116	1,659
EBITDA	$38,641	$66,285

EMEA
Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(8,382)	$6,270
Add:
Depreciation and amortization	2,540	3,235
Interest expense	2	358
Royalty and management service expense	156	4,276
Provision (benefit) for income taxes	2,800	(806)
Less:
Interest income	233	1,662
EBITDA	$(3,117)	$11,671

Asia Pacific
Net income attributable to CB Richard Ellis Group, Inc.	$487	$3,831
Add:
Depreciation and amortization	2,128	1,753
Interest expense	648	930
Royalty and management service expense	457	2,565
(Benefit) provision for income taxes	(1,674)	4,986
Less:
Interest income	106	383
EBITDA	$1,940	$13,682

Global Investment Management
Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(5,501)	$2,203
Add:
Depreciation and amortization	1,203	799
Interest expense	548	340
Royalty and management service expense	214	447
Provision (benefit) for income taxes	3,527	(4,918)
Less:
Interest income	417	246
EBITDA	$(426)	$(1,375)

	Three Months Ended March 31,
	2009	2008
Development Services
Net loss attributable to CB Richard Ellis Group, Inc.	$(5,917)	$(6,805)
Add:
Depreciation and amortization	5,263	3,707
Interest expense	5,900	6,572
Benefit for income taxes	(3,447)	(3,964)
Less:
Interest income	433	1,276
EBITDA	$1,366	$(1,766)

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2009	2008
Assets:
Cash and cash equivalents	$423,463	$158,823
Restricted cash	34,125	36,322
Receivables, net	625,849	751,940
Warehouse receivables (1)	276,291	210,473
Real estate assets (2)	810,165	790,825
Goodwill and other intangibles, net	1,553,752	1,563,270
Investments in and advances to unconsolidated subsidiaries	143,844	145,726
Deferred compensation assets	16,823	229,829
Other assets, net	773,169	839,206
Total assets	$4,657,481	$4,726,414
Liabilities:
Current liabilities, excluding debt	$841,417	$979,233
Warehouse lines of credit (1)	276,291	210,473
Revolving credit facility	444,266	25,765
Senior secured term loans	1,968,250	2,073,750
Other debt (3)	11,930	13,498
Notes payable on real estate (4)	622,550	617,663
Deferred compensation liability	9,373	244,924
Other long-term liabilities	205,001	215,385
Total liabilities	4,379,078	4,380,691

CB Richard Ellis Group, Inc. stockholders’ equity	64,009	114,686
Non-controlling interests	214,394	231,037
Total equity	278,403	345,723

Total liabilities and stockholders’ equity	$4,657,481	$4,726,414

(1)	Represents Freddie Mac and Fannie Mae loan receivables, which are offset by the related non-recourse warehouse line of credit facility.
(2)	Includes real estate and other assets held for sale, real estate under development and real estate held for investment.
(3)	Includes a non-recourse revolving credit line balance of $8.1 million and $8.0 million in Development Services as of March 31, 2009 and December 31, 2008, respectively.
(4)	Represents notes payable on real estate in Development Services of which $4.6 million and $4.1 million are recourse to the Company as of March 31, 2009 and December 31, 2008, respectively.